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                                                                  EXHIBIT (3)(i)

                      RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                                KCS ENERGY, INC.


                  Pursuant to Section 245 and Section 303 of the General Corporation Law of the State of Delaware:

                  1. The name of the corporation is KCS Energy, Inc. The Corporation was originally incorporated under the name "KCS Group, Inc." The date of filing of the Corporation's original Certificate of Incorporation with the Secretary of State of the State of Delaware was March 8, 1988.

                  2. This Restated Certificate of Incorporation amends, restates and integrates the Corporation's Certificate of Incorporation, as amended to date, in its entirety and is intended to supersede the Corporation's prior Certificate of Incorporation, as amended, in all respects.

                  3. Provision for the making of this Restated Certificate of Incorporation is contained in an Order dated January 30, 2001 of the United States Bankruptcy Court for the District of Delaware (the "Bankruptcy Court") in In re KCS Energy, Inc., et al., Debtors, Case No. 00-0028 (PJW) and Case Nos. 00-0310 (PJW) through 00-0318 (PJW) confirming the KCS Energy, Inc., Debtor, Chapter 11 Plan of Reorganization.

                  4. This Restated Certificate of Incorporation has been duly executed by the Officers of the Corporation so designated in the Bankruptcy Court Order in accordance with the applicable provisions of Sections 103, 245 and 303 of the General Corporation Law of the State of Delaware.

                  5. This Restated Certificate of Incorporation has been filed and shall become effective pursuant to Section 103(c)(3) of the Delaware General Corporation Law.

                  6. The text of the Corporation's Restated Certificate of Incorporation is hereby amended and restated to read as herein set forth in full:


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                                    ARTICLE I

                  The name of the Corporation is:

                           KCS Energy, Inc.


                                   ARTICLE II

                  The address of its registered office in the State of Delaware is No. 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

                                   ARTICLE III

                  The nature of the business or purposes to be conducted or promoted by the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

                                   ARTICLE IV

                  The total number of shares of stock which the Corporation shall have authority to issue is 80,000,000, consisting of 75,000,000 shares of common stock, par value of $0.01 per share, and 5,000,000 shares of preferred stock, par value of $0.01 per share.

                                    ARTICLE V

                  The relative rights, preferences and limitations of the shares of each class shall be as follows:

                  (a) Common Stock.

                  Each holder of common stock shall be entitled upon all matters voted upon by the stockholders to one vote for each share of common stock outstanding in his name.

                  The common stock is subject to all the powers, rights, privileges, preferences and priorities of the preferred stock as are stated and expressed herein and as


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shall be stated and expressed in any resolution or resolutions adopted by the
Board of Directors pursuant to authority expressly granted to and vested in it by the provisions of this Article V.

                  (b) Preferred Stock.

                  The Board of Directors is authorized subject to limitations prescribed by law and the provisions of this paragraph to provide for the issuance of the shares of preferred stock, in one or more series and, by filing a certificate pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in each such series and to fix by resolution or resolutions the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof.

                  The authority of the Board of Directors with respect to each series shall include, but not be limited to, determination of the following:

                  (1) The number of shares constituting such series and the distinctive designation of such series;

                  (2) The dividend rate (if any) on the shares of such series, whether dividends shall be cumulative, and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of such series;

                  (3) Whether the shares of such series shall have voting rights in addition to any voting rights that may be provided by law and, if so, the terms of such voting rights;

                  (4) Whether the shares of such series shall have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustments of the conversion rate in such events as the Board of Directors shall determine;

                  (5) Whether or not the shares of such series shall be redeemable, and, if so, the terms and conditions of redemption, including the date or dates upon or after which the shares of such series shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;


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                  (6) Whether the shares of such series shall have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;

                  (7) The rights of the shares of such series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation, and the relative rights of priority, if any, of payment of shares of such series; and

                  (8) Any other relative rights, preferences and limitations of such series.

                                   ARTICLE VI

                  (a) Except as otherwise fixed pursuant to Article V relating to the rights of the holders of any class or series of preferred stock having a preference over the common stock as to dividends or upon liquidation, or to elect additional directors under specified circumstances, the Board of Directors shall consist of not less than three (3) nor more than twelve (12) persons. The number of directors may be changed from time to time, within the limitations stated in the immediately preceding sentence, exclusively by the Board of Directors pursuant to a resolution adopted by a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any such resolution is presented to the Board of Directors for adoption).

                  (b) The directors (other than those who may be elected by the holders of any class or series of preferred stock having a preference over common stock as to dividends or upon liquidation) shall be classified, with respect to the time for which they severally hold office, into three classes, as nearly equal in number as possible, with the members of each class to hold office until their successors are elected and qualified. At each annual meeting of the stockholders of the Corporation, the successors to the class of directors whose term expires at that meeting shall be elected to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election. The election of directors need not be by ballot.

                  (c) Except as otherwise fixed pursuant to the provisions of
Article V relating to the rights of the holders of any class or series of preferred stock having a preference over the common stock as to dividends or upon liquidation to elect directors under specified circumstances, newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board of Directors resulting


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from death, resignation, retirement, disqualification, removal from office or other cause may be filled only by a majority vote of the directors then in office, though less than a quorum of the Board of Directors. If any applicable provision of the Delaware General Corporation Law expressly confers power on stockholders to fill such a directorship at a special meeting of stockholders, such a directorship may be filled at such a meeting only by the affirmative vote of at least 75 percent of the combined voting powers of the then-outstanding shares of the voting stock, voting together as a single class (it being understood that for all purposes of this Article VI and Article XIII, each share of the voting stock shall have the number of votes granted to it pursuant to
Article V or any resolution or resolutions of the Board of Directors pursuant to authority expressly granted to and vested in it by the provisions of Article V). Any director elected in accordance with the two preceding sentences shall hold office for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred and until such director's successor shall have been elected and qualified. No decrease in the number of authorized directors constituting the entire Board of Directors shall shorten the term of any incumbent director.

                  (d) Subject to the rights of the holders of any class or series of preferred stock having preference over the common stock as to dividends or upon liquidation or to elect directors under specified circumstances, any director, or the entire Board of Directors, may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of at least 75 percent of the combined voting power of all of the then-outstanding shares of the voting stock, voting together as a single class. The Corporation must notify the director of the grounds of his impending removal and the director shall have an opportunity, at the expense of the Corporation, to present his defense to the stockholders by a statement which accompanies or precedes the Corporation's solicitation of proxies to remove him.

                                   ARTICLE VII

                  Any action required or permitted to be taken by the stockholders of the Corporation must be effected at an annual or special meeting of stockholders of the Corporation and may not be effected by any consent in writing by such stockholders.

                                  ARTICLE VIII

                  Except as otherwise required by law and subject to the rights of the holders of any class or any series of preferred stock having a preference over the common stock


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as to dividends or upon liquidation, special meetings of stockholders of the
Corporation may be called only by the Board of Directors pursuant to a resolution adopted by a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any such resolution is presented to the Board for adoption).

                                   ARTICLE IX

                  (a) A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

                  (b)(1) Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) (hereinafter a "proceeding"), by reason of the fact that he or she or a person of whom he or she is the legal representative, is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action or inaction in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful, and such indemnification shall continue as to a person


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who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that, except as provided in this paragraph (b), the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this paragraph (b) shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the Delaware General Corporation Law requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer of the Corporation (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Section or otherwise. The Corporation may, by action of its Board of Directors, provide indemnification to employees and agents of the Corporation with the same scope and effect as the foregoing indemnification of directors and officers.

                  (2) Right of Claimant to Bring Suit. If a claim under subparagraph (b)(1) is not paid in full by the Corporation within 30 days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the Delaware General Corporation Law for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant has not met


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such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

                  (3) Non-Exclusivity of Rights. The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this paragraph (b) shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of this Restated Certificate of Incorporation, by-law, agreement, vote of stockholders or disinterested directors or otherwise.

                  (4) Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any person who is or was a director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

                                    ARTICLE X

                  No contract or other transaction of the Corporation shall be void, voidable, fraudulent or otherwise invalidated, impaired or affected, in any respect, by reason of the fact that any one or more of the officers, directors or stockholders of the Corporation shall individually be party or parties thereto or otherwise interested therein, or shall be officers, directors or stockholders of any other corporation or corporations which shall be party or parties thereto or otherwise interested therein; provided that such contract or other transactions be duly authorized or ratified by the Board of Directors, with the assenting vote of a majority of the disinterested directors then present, or, if only one such is present, with his assenting vote.

                                   ARTICLE XI

                  In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is authorized to make, alter or repeal the By-Laws of the Corporation.

                                   ARTICLE XII

                  Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its


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stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of
Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation as the case may be, and also on this Corporation.

                                  ARTICLE XIII

                  The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation. Notwithstanding any other provision of this Certificate of Incorporation or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any particular class or series of the voting stock required by law or this Certificate of Incorporation, the affirmative vote of the holders of at least 75 percent of the combined voting power of all of the then-outstanding shares of the voting stock, voting together as a single class, shall be required to alter, amend or repeal Articles VI, VII, VIII, IX, X, XI, XII or XIII, or any provision thereof, or any provision of the By-Laws of the Corporation which is to the same effect as the aforesaid Articles.

                                   ARTICLE XIV

                  Notwithstanding anything contained in this Restated Certificate of Incorporation to the contrary, the Corporation shall not authorize or issue any non-voting equity securities or authorize or issue any classes of securities possessing voting power,


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in either case without complying with the provisions of Title 11 United States
Code Section 1123(a)(6).

                  The undersigned persons certify that, pursuant to the order of the Bankruptcy Court having jurisdiction over the Chapter 11 case of the Corporation, KCS Energy, Inc., this ____ day of ________, 2001, has caused this Restated Certificate of Incorporation to be signed by James W. Christmas, its President and Chief Executive Officer, and attested by Frederick Dwyer, its Secretary, and affirm that the statements contained therein are true.

ATTEST:                                KCS ENERGY, INC.


                                       By:
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Frederick Dwyer, Secretary                James W. Christmas, President
                                          and Chief Executive Officer


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